EXECUTION COPY

                     AGREEMENT AND PLAN OF MERGER

                             by and among

    Computer Horizons Corp., CG Computer Services Corporation, Alan
                      R. Grushcow, Sabina Ephraim

                                  and

                         CHC Acquisition Corp.

                     Dated as of December 2, 1997


                     AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER dated as of December 2, 1997, among Computer Horizons Corp., a New York corporation ("Parent"), CHC Acquisition Corp, a California corporation and wholly-owned subsidiary of Parent ("Sub"), CG Computer Services Corporation, a California corporation ("CG"), and Alan R. Grushcow and Sabina Ephraim (collectively "Stockholder"), the sole stockholders of CG.

      The Parent, the Sub, CG and the Stockholder desire that Parent acquire CG pursuant to the merger of Sub with and into CG in accordance with the terms of this Agreement and the California
Corporations Code.

      For federal income tax purposes, it is intended that the Merger, as defined herein, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      For accounting purposes, it is intended as a condition of closing that the Merger shall be accounted for as a pooling of interests.

      The parties hereto agree as follows:

                               ARTICLE I

                 THE MERGER; THE SURVIVING CORPORATION

          Section 1.1 The Merger. In accordance with the provisions of this Agreement and the California Corporations Code at the Effective Time, as defined in Section 1.2 hereof, Sub shall be merged with and into CG (the "Merger"), the separate existence of Sub shall thereupon cease, and CG shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the California Corporations Code. The Merger shall have the effects set forth in Section 1107 of the California Corporations Code.

          Section 1.2 Effective Time of the Merger. The Merger shall become effective at the time of filing of or at such later time specified in, a properly executed Agreement of Merger, in the form required by and executed in accordance with the California Corporations Code, filed with the Secretary of State of the State of California, in accordance with the provisions of Section 1103 of the California Corporations Code. Such filing shall be made as soon as practicable after the Closing (as defined in Section 1.3). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

          Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, at 10:00 a.m., local time, on the fifth business day after the day on which all of the conditions set forth in Article VII are satisfied or waived or on such other date and at such other time and place as Parent and CG shall agree (the "Closing Date").

          Section 1.4 Certificate of Incorporation. The Articles of Incorporation of Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "CG Computer Services Corporation."

         Section 1.5 By-Laws. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.6 Directors and Officers of Surviving Corporation.

         (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

         (b) The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                              ARTICLE II

                         CONVERSION OF SHARES

         Section 2.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Each share of common stock, no par value, of CG (the "CG Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) hereof) shall be converted into (the "Conversion Ratio") the right to receive such number of shares of the Common Stock, par value $.10 per share, of Parent (the "Parent Common Stock"), as is determined by dividing (i) the quotient resulting from dividing (A) $18,500,000 by (B) the Closing Value, as defined in
Section 2.3, by (ii) the total number of shares of CG Common Stock outstanding as of the Effective Time; provided, however,

     (x) if the Closing Value is less than $33.00, the Conversion Ratio shall be fixed at the quotient resulting from dividing 566,666 by the total number of shares of CG Common Stock outstanding as of the Effective Time; and

     (y) if the Closing Value is above $40.00, the Conversion Ratio shall be fixed at the quotient resulting from dividing 462,500 by the total number of shares of CG Common Stock outstanding as of the Effective Time

          (b) All shares of CG Common Stock that are held by CG as treasury shares shall be canceled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor.

         (c) Each share of Common Stock, par value $.01 per share, of Sub ("Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

          Section 2.2 Exchange of CG Stock. Immediately after the Effective Time at the Closing, the holders of CG Common Stock shall present to the Parent for cancellation a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CG Common Stock (the "Certificates") that were converted pursuant to Section 2.1 into the right to receive shares of Parent Common Stock prior to the Closing Date, and the Parent shall thereupon deliver to such holder in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and (y) cash in lieu of any fractional shares of Parent Common Stock to which such Stockholder is entitled pursuant to
Section 2.3, after giving effect to any required tax withholdings on such cash payment for fractional shares. The shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

          Section 2.3 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the holder thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of CG Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates will be entitled to receive, and Parent will timely make a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of CG Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Parent Common Stock on NASDAQ for the thirty consecutive trading days ending three trading days preceding the Closing (the "Closing Value").

          Section 2.4 Options. (a) Prior to the Effective Time, CG shall, effective as of the Effective Time, cause the unexercised portion of each outstanding stock option to purchase shares of CG Common Stock (the "Options") that is then outstanding to be cancelled. The holders of Options shall have the right to submit contingent (i.e. subject to consummation of the Merger) exercises of the vested portion of any Option and participate in the Merger by submitting to CG a duly executed written notice of exercise and full payment of the exercise price on or before the Closing Date. All holders properly exercising their Options shall be entitled to receive such number of the shares of Parent Common Stock distributed to Stockholder under Section 2.2 as the exercised options specify.

          (b) Except as may be otherwise agreed to by the Parent or Sub and CG, as of the Effective Time the provisions of any plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of CG or any of its subsidiaries shall be deleted as of the Effective Time and no holder of options or any participant in any option plans or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of CG, the Surviving Corporation or any subsidiary thereof.

                             ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

          The Stockholder, jointly and severally, represent and warrant to Parent and Sub as follows:

          Section 3.1 Organization. CG is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. CG is duly qualified as a foreign corporation to do business and is in good standing in the jurisdictions listed on
Schedule 3.1 hereto and is not required to be so qualified and in good standing in any other jurisdiction where the character of its properties owned or held under lease or the nature of its activities would make such qualification necessary.

          Section 3.2 Capitalization.

          (a) The authorized capital stock of CG consists of 10,000,000 shares of CG Common Stock and 5,000,000 shares of Preferred Stock. As of the date hereof, there are 717,000 shares of CG Common Stock and no shares of Preferred Stock issued and outstanding, and the Stockholder is the sole record and beneficial holder of such shares. Such shares are owned by the Stockholder free and clear of any and all liens, claims or encumbrances of any nature whatsoever (whether absolute, accrued, contingent or otherwise) ("Liens"). All of the issued and outstanding shares of CG Common Stock are validly issued, fully paid and nonassessable. Schedule 3.2(a) hereto lists the individuals and entities, other than the Stockholder, who were at any time holders of record or beneficially of (i) securities issued by CG or (ii) Rights, as hereinafter defined.

           (b) Except as set forth on Schedule 3.2(b), (i) there is no outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "Rights") to purchase or otherwise to receive from CG any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of CG, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock and (iii) there is no voting trust or other agreement or understanding to which CG is a party or is bound with respect to the voting of the capital stock of CG. Schedule 3.2 (b) sets forth the vested portion of each outstanding option.

          Section 3.3 No Subsidiaries; Affiliates. CG has no Subsidiaries, as hereinafter defined, and has conducted its business solely through CG at all times. All assets, properties and rights relating to CG's business are held by, and all agreements, obligations and transactions relating to CG's business have been entered into, incurred and conducted by, CG rather than any of its Affiliates or any of the Stockholder's Affiliates. As used in this Agreement, (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which
(x) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries. There are no Affiliates, as hereinafter defined, of CG, other than the Stockholder. For purposes of this Agreement, the term "Affiliate" means, with respect to any party, an individual or entity controlled by, in control of, or under common control with, such party.

          Section 3.4 Authority Relative to this Agreement. CG has the requisite corporate power and authority, and the Stockholder has the capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CG and the consummation by CG of the transactions contemplated on its part hereby have been duly authorized by CG's Board of Directors and the Stockholder, and no other corporate proceedings on the part of CG are necessary to authorize this Agreement or for CG to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CG and the Stockholder and constitutes the valid and binding agreement of CG and the Stockholder, enforceable against each of them in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

          Section 3.5 Certificate of Incorporation and By-laws. CG has heretofore furnished to Parent a complete and correct copy of the articles of incorporation and by-laws, as amended to date of June 23, 1983. Such articles of incorporation and by-laws are in full force and effect. CG is not in violation of any of the provisions of its articles of incorporation or by-laws.

          Section 3.6 Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by CG, nor the consummation by CG of the transactions contemplated hereby, will
(i) conflict with or result in any breach of any provisions of the articles of incorporation or by-laws of CG, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitration tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except for the filing and recordation of an Agreement of Merger as required by the California Corporations Code, (iii), except as set forth on Schedule 3.6, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of CG pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation (each, a "Contract") to which CG is a party or by which CG or any of its properties or assets may be bound which violations, breaches, defaults, rights of termination, cancellation or acceleration or creations of liens, individually or in the aggregate, would have a CG Material Adverse Effect (as defined in Section 3.8) or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to CG, or any of its properties or assets.

          Section 3.7 Financial Statements. CG has delivered to the Parent (a) the financial statements of CG as of December 31, 1994, 1995 and 1996, and for each of the fiscal years then ended, in each case, accompanied by the audit opinion of Deloitte & Touche LLP, CG's independent auditors, and (b) the unaudited interim financial statements of CG as of September 30, 1997 and for the five months then ended (collectively, the "Financial Statements"). Except as indicated on the interim Financial Statements and for the absence of footnotes thereto, the Financial Statements of CG have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods indicated. The Financial Statements are set forth on Schedule 3.7 hereto, are true and correct, and fairly present the consolidated financial position of CG as at the dates thereof and the results of operations and cash flows of CG for the periods then ended. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of CG. With respect to each of the audited Financial Statements, there were no audit adjustments proposed by Deloitte & Touche LLP which were not accepted by CG and appropriately reflected thereon.

          Section 3.8 Absence of Certain Changes or Events; Contracts. Except as set forth on Schedule 3.8, since December 31, 1996, (i) CG has not conducted its business and operations other than in the ordinary course of business and consistent with past practices, or taken any actions of a type prohibited by the provisions of Section
5.1 hereof, and (ii) there has not been any fact, event, circumstance or change affecting or relating to CG which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business, assets, liabilities, prospects or properties of CG, or the ability of CG to consummate the Merger and the other transactions contemplated by this Agreement (a "CG Material Adverse Effect"); provided, however, that a CG Material Adverse Effect shall not include any adverse effect following the date of this Agreement to the extent solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally. Except as set forth on Schedule 3.6 (Consents and Approvals), the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to any party pursuant to the terms, conditions or provisions of any Contract to which CG is a party., which change of control or failure to obtain consent or give notice would have a CG Material Effect.

          Section 3.9 Litigation. Except as set forth on Schedule 3.9, there is no suit, action, proceeding or investigation pending or threatened in writing against or affecting CG, any of its Affiliates or the Stockholder. There is no judgment, decree, injunction, ruling or order of any Governmental Entity outstanding against CG, any of its Affiliates or the Stockholder.

          Section 3.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which (i) are disclosed, accrued or reserved against on CG's Financial Statements (including the financial statement notes thereto), (ii) are disclosed on Schedule 3.9 (Litigation) or (iii) were incurred after September 30, 1997 in the ordinary course of business and consistent with past practice, CG has no liabilities or obligations (whether absolute, accrued, contingent or otherwise and of any kind, regardless of any assessment as to the potential of same).

          Section 3.11 No Default. CG is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or by-laws, or (ii) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to CG.

          Section 3.12 Taxes.

          (a) CG has heretofore delivered or hereafter will make available to Parent upon request true, correct and complete copies of the federal, state, local and foreign income, franchise, sales and other Tax Returns, as hereinafter defined, filed by CG for each of CG's fiscal years ended December 31, 1994, 1995 and 1996. CG has duly filed all federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by it. All such Tax Returns are true, correct and complete, and CG has duly paid all Taxes, as hereinafter defined, shown on such Tax Returns and has paid or made adequate provision for payment of all accrued but unpaid Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. All deficiencies assessed as a result of any examination of Tax Returns of CG by federal, state, local or foreign tax authorities have been paid or reserved on the financial statements of CG in accordance with GAAP consistently applied. CG is not, and has never been, a party to any written tax-sharing agreements. No issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. CG has not granted any extension or waiver of the statutory period of limitations applicable to any claim for any Taxes. (i) CG is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code;
(ii) no consent has been filed under Section 341(f) of the Code with respect to CG; (iii) CG has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and (iv) CG has not issued or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code. CG has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.
(b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, duties, imposts or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, gains, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

          Section 3.13 Title to Properties; Encumbrances. CG has good and valid title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the balance sheet of CG as of September 30, 1997 (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30,
1997). Except for the lien (the "Bank Lien") held by Union Bank of California to secure CG's line of credit (under which there were no amounts outstanding on September 30, 1997), none of such properties or assets are subject to any Liens.

          Section 3.14 Intellectual Property. (a) CG is the sole and exclusive owner of all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, rights in computer software and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use in connection with the businesses of CG as currently conducted (collectively, the "Intellectual Property"), free and clear of all Liens except the Bank Lien; provided, however, that the term "Intellectual Property" does not include (i) software or documentation created in the course of performing services for clients (the rights to which generally become the property of the client) or
(ii) "off the shelf" software purchased or licensed by CG from third parties for accounting, employee training and other internal administrative functions.

          (b) All registrations and applications for the Intellectual Property that are used in the conduct of CG's business
(i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no application or registration therefor is the subject of any legal or governmental proceeding before any registration authority in any jurisdiction.

          (c) CG owns or has the right to use all of the Intellectual Property used by it or held for use by it in connection with its business. To the knowledge of the Stockholder, there are no conflicts with or infringements of any Intellectual Property by any third party. The conduct of the businesses of CG as currently conducted does not, conflict with or infringe in any way any proprietary right of any third party, and there is no claim and the Stockholder knows of no fact that could reasonably be expected to support any suit, action or proceeding pending or threatened in writing against CG (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

          Section 3.15 Compliance with Applicable Law. (i) CG holds, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the conduct of its business ("CG Permits"), (ii) no fact exists or event has occurred, and no action or proceeding is pending or threatened in writing that has a reasonable possibility of resulting in a revocation, non-renewal, termination, suspension or other impairment of any CG Permits, (iii) the business of CG is being conducted in compliance in all material respects with all applicable laws, ordinances, regulations, judgments, decrees or orders of any Governmental Entity ("Applicable Law") and (iv) (a) no investigation or review by any Governmental Entity with respect to CG is pending or threatened in writing and (b) no Governmental Entity has, indicated to CG in writing an intention to conduct the same.

          Section 3.16 Employee Benefit Plans; ERISA. (a) Schedule
3.16 contains a list of all "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, post-retirement, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, noncompetition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) (i) established, maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) within the last six years by CG or any entity that would be deemed a "single employer" with CG under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") on behalf of any employee, director, shareholder, or beneficiary of CG (whether current, former, or retired) or their beneficiaries or (ii) with respect to which CG or any ERISA Affiliate has or has had any obligation on behalf of any such employee, director, shareholder, or beneficiary (each a "Plan" and, collectively, the "Plans"). With respect to each ERISA Plan, true and complete copies, if applicable, of the documents embodying or relating to the ERISA Plan, including, without limitation, each significant written communication received by or furnished to CG or any ERISA Affiliate from the Internal Revenue Service ("IRS"), the Pension Benefit Guaranty Corporation ("PBGC"), U.S. Department of Labor ("DOL"), or any other governmental authority including, without limitation, the most recent application for determination letter submitted to the IRS and the most recent determination letter received from the IRS, have been delivered to Buyer or hereafter will be made available to Parent upon request.

          (b) Neither CG, any ERISA Affiliate, nor any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code,
Section 302 of ERISA or Title IV of ERISA, including, without limitation any, "multiemployer plan" (within the meaning of Sections
(3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA).

           (c) CG, each ERISA Affiliate, each Plan, and each "plan sponsor" (within the meaning of Section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) has complied in all respects with the requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

          (d)     With respect to each of the Plans on Schedule 3.16;

               (i) each Plan intended to qualify under Section 401(a) of the Code has been qualified since its inception and has received a determination letter under Revenue Procedure 93-39 from the IRS to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred or is expected to occur through the date of the Closing that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

               (ii) all payments required by any Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by CG as applicable, by full accruals as if all targets required by such Plan had been or will be met at maximum levels) on its financial statements;

               (iii) no claim, lawsuit, arbitration or other action has been asserted, instituted or threatened in writing against the Plans (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, CG, any ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans;

               (iv) the Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code;

               (v) no "prohibited transaction," within the meaning of
Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to the Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction");

               (vi) no Plan is or expected to be under audit or investigation by the IRS, DOL, or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty;

               (vii) each Plan intended to meet requirements for tax-favored treatment under any provision of the Code, including, without limitation, Sections 79, 105, 106, 117, 120, 125, 127, 129,
132, 162(m), 404, 404A, 419, 419A, or 501(c)(9) of the Code satisfies the applicable requirements under the Code; and

               (viii) with respect to each Plan that is funded mostly or partially through an insurance policy, neither CG nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

          (e) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for severance pay, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, shareholder or beneficiary of CG (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code.

          (f) Neither CG nor any ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the
Code) to any current or future retiree.

          (g) Except as set forth on Schedule 3.16, neither CG, any ERISA Affiliate, nor any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement, or arrangement, or to modify or change any existing Plan.

          (h) Except as set forth on Schedule 3.16, no event, condition, or circumstance exists that could result in an increase of the benefits provided under any Plan or the expense of maintaining any Plan from the level of benefits or expense incurred for the most recent fiscal year ended.

          (i) Neither CG nor any ERISA Affiliate has any unfunded liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code.

          Section 3.17 Labor Matters; Employment Matters (i) There are no lawsuits pending or threatened in writing between CG and any of its employees; (ii) CG is not a party to, or bound by, any collective bargaining agreement, contract or other understanding with a labor union or labor organization and to the knowledge of the Stockholder there is no activity involving any employees of CG seeking to certify a collective bargaining unit or engaging in any other organizational activity; and (iii) there are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any group of CG employees. Each area manager, technical director and salesperson employed by CG is listed on Schedule 3.17A hereto, and, except as noted thereon, each employee listed on Schedule 3.17A has executed and delivered to CG an agreement regarding post-termination activities in substantially the form set forth on Schedule 3.17A hereto. Schedule 3.17B contains a list of the names, office locations, compensation and years of credited service for severance, vacation and pension plan purposes of all full- and part-time employees of the Company as at December 31, 1996. To the knowledge of the Stockholder, as of the date hereof, no area manager, technical director or salesperson (each, a "key employee") listed on Schedule 3.17 has indicated that he/she is considering terminating or plans to terminate his or her employment. CG has complied in all material respects with applicable wage and hour, equal employment, safety and other legal requirements relating to its employees.

          Section 3.18 Environmental Laws and Regulations.
[INTENTIONALLY OMITTED]

           Section 3.19 Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon CG or the Stockholder which has or could reasonably be expected to have (after giving effect to the consummation of the Merger) the effect of prohibiting or impairing the business practices of CG, the acquisition of property by CG or the conduct of business by CG.

          Section 3.20 Accounting Matters. To the knowledge of the Stockholder, based solely on consultation with CG's independent auditors, neither CG, any of its directors or officers nor the Stockholder, has taken any action which would prevent accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases pursuant thereto and the pronouncements of the SEC.

          Section 3.21 Affiliate Transactions. Except as set forth in
Schedule 3.21, there are no Contracts or other transactions between CG, on the one hand, and any (i) officer or director of CG or the Stockholder of CG or (ii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or stockholder, on the other hand.

          Section 3.22 Brokers. [INTENTIONALLY OMITTED]

          Section 3.23 Certain Tax Matters. [INTENTIONALLY OMITTED]

          Section 3.24 Accounts Receivable. Schedule 3.24 hereto is a complete and accurate aging of all of the accounts receivable of CG on a line item basis set forth on the books and records of CG as of September 30, 1997. All such accounts receivable of CG: (i) represent sales actually made in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid claims, and (iii) are good and collectible in full, in each case at the aggregate recorded amounts thereof (but net of a reserve of $ 40,000 which is not reflected on the interim Financial Statements) without right of recourse, defense, deduction, return of goods, counterclaim, or offset, and (iv) have not been extended or rolled over in order to make them current.

          Section 3.25 Inventory. [INTENTIONALLY OMITTED]

          Section 3.26 Real and Personal Property. CG does not own any real property. Schedule 3.26A contains a complete and correct list of all real property leased by CG and the name of the landlord for each such property. Schedule 3.26B contains a complete and correct list and brief description of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property owned or leased by CG. CG's equipment (whether leased or owned) is in good operating condition and repair, subject to ordinary wear and tear.

           Section 3.27 Insurance. Schedule 3.27 contains a complete and correct list of all policies of insurance of any kind or nature covering CG, including, without limitation, policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage. All such policies (i) are with insurance companies financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all requirements of law and of all applicable agreements; (iii) are valid, outstanding and enforceable policies; and (iv) provide insurance coverage for the assets and operations of CG in amounts customary for persons carrying on the same business as CG. Complete and correct copies of such policies will be made available upon request. Since January 1, 1995, CG has not been denied any insurance coverage which it has requested or made any material reduction in the scope or change in the nature of its insurance coverage. The products liability and personal injury insurance maintained by CG has been on an "occurrence" basis since at least January 1, 1992.

          Section 3.28 Books and Records. The books and records of CG are complete and correct in all material respects and have been maintained in accordance with good business practices and GAAP. The minute books of CG, as previously made available to Parent, are complete and accurate records in all material respects of all meetings of the shareholders and board of directors of CG.

          Section 3.29 Improper Payments. CG and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to CG.

          Section 3.30 Officers and Directors; Bank Accounts, etc.
Schedule 3.30 lists: (i) all officers and directors of CG; (ii) all bank accounts and safe deposit boxes maintained by CG and all authorized signatories therefor; and (iii) all credit cards under which employees of CG may incur liability, and the persons holding such cards. Except for Ceridian (CG's payroll service) which holds a special power of attorney to make payroll tax filings on CG's behalf, no person or entity holds any general or special power of attorney from CG.

          Section 3.31 Customers and Suppliers. (a) Schedule 3.31 hereto sets forth a list of CG's 10 largest customers (including the addresses, phone numbers and names of contact persons at such customers) in order of aggregate dollar volume of sales during its last two fiscal years, showing the approximate total sales in dollars and product description of sales by CG to each such customer during each such period.

          (b) Except as set forth on Schedule 3.31(b), there has not been any material adverse change, and there are no facts known to the Stockholder which are reasonably likely to cause a material adverse change, in the business relationship of CG with any customer named on
Schedule 3.31(a). To the knowledge of Stockholder, no customer is considering termination, non-renewal or any adverse modification of its arrangements with CG except (i) as set forth on Schedule 3.31(b) or (ii) for such terminations, non-renewals or adverse modifications which are not, individually or in the aggregate, reasonably likely to have a CG Material Adverse Effect.

          (c) Schedule 3.31(c) hereto sets forth a complete and accurate summary aging of all accounts payable of CG.

          Section 3.32 Contracts and Commitments. (a) The contracts listed on Schedule 3.32 hereto are all of the Contracts, written or oral and whether legally binding or otherwise, to which CG is a party or as to which it or its properties may be bound or which otherwise relate to the business conducted by CG (excluding contracts with any customer which has not been an active customer during calendar year 1997 and any Contract that involves a commitment by CG of less than $25,000 over the next 12 months).

          (b) CG is not in breach or default, nor, to the knowledge of the Stockholder, is there any basis for any valid claim of breach or default by CG, under any Contract in any material respect. Except as set forth on Schedule 3.6 (Consents and Approvals), the Contracts listed on Schedule 3.32 are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not cause any such Contract to cease to be valid and in full force and effect. Accurate and complete copies of all Contracts set forth on Schedule 3.32, including all amendments thereto, have been heretofore delivered to Parent or will be made available upon request.

          Section 3.33 Disclosure. No representation, warranty or other statement by CG and the Stockholder herein or in any document delivered pursuant hereto contains or will contain an untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading; provided, however, that neither this nor any other representation in this Agreement shall constitute a representation or warranty by CG or the Stockholder with respect to any projections, forecasts or other forward-looking financial information heretofore delivered or made available to Parent. Except as set forth in the Schedules hereto, the Stockholder does not have knowledge of any fact (excluding general economic or industry conditions) that could reasonably be expected to have a CG Material Adverse Effect.

          Section 3.34 Stockholder's Investment Intent. (a) The
Stockholder is acquiring shares of Parent Common Stock pursuant hereto for the Stockholder's own account for investment and not with a view to the resale or distribution or public offering thereof in violation of the Securities Act of 1933, as amended (the "Act");

          (b) The Stockholder understands that the shares of Parent Common Stock to be received by him hereunder have not been registered under the Act;

          (c) The Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares.

          (d) Parent has made available to the Stockholder at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information concerning Parent which Parent possesses or can acquire without unreasonable effort or expense.

                              ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to CG as follows:

          Section 4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent and its subsidiaries are duly qualified as foreign corporations to do business and are in good standing in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities would make such qualification necessary, except where the failure to be so qualified or in good standing would not have a CHC Material Adverse Effect (as defined in Section 4.6). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

          Section 4.2 Capitalization. The authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock and 200,000 shares of Preferred Stock. As of the date hereof, (i) 24,549,874 shares of Parent Common Stock and no shares of Preferred Stock were issued and outstanding and (ii) options and warrants to acquire 2,161,125 shares of Parent Common Stock (the "Parent Stock Options") are outstanding. The shares of Parent Common Stock issuable in exchange for shares of CG Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Sub consists of 2,000 shares of Sub Common Stock, of which 100 shares, as of the date hereof, were issued and outstanding. All of such outstanding shares are owned by Parent, and are validly issued, fully paid and nonassessable.

          Section 4.3 Authority Relative to this Agreement. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the transactions contemplated on its part hereby have been duly authorized by their respective Boards of Directors, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

          Section 4.4 Consents and Approvals No Violations. Neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Parent or of Sub, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity (except pursuant to the Registration Rights Agreement), other than the filing and recordation of a Certificate of Merger as required by the California Corporations Code, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of a Lien on any property or asset of Parent or its subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of their properties or assets may be bound which would have a CHC Material Adverse Effect or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any of their properties or assets.

          Section 4.5 Reports and Financial Statements. Parent has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "Parent SEC Reports"), and has previously made available to CG true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent, including the notes thereto, included in the Parent SEC Reports (the "Parent Financial Statements") have been prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition of Parent as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

          Section 4.6 Absence of Certain Changes or Events. Since March 31, 1997, there has not been any fact, event, circumstance or change affecting or relating to Parent and its subsidiaries which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on (A) the financial condition, results of operations, business, assets, liabilities, prospects or properties of Parent and its subsidiaries, taken as a whole, or (B) the likelihood of Parent to consummate the Merger and the other transactions contemplated by this Agreement or a "CHC Material Adverse Effect"); provided, however, that a CHC Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

          Section 4.7 Disclosure. No representation, warranty or other statement by Parent herein contains an untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading. Except as set forth in the Parent's Registration Statement on Form S-2 filed June 6, 1995 (File No. 03359103), Parent's Form 10K for the year ended December 31, 1995 and the SEC reports filed between January 1, 1997 and the date hereof. Parent does not have knowledge of any fact (excluding general economic or industry conditions) that could reasonably be expected to have a CHC Material Adverse Effect.

                              ARTICLE V

                CONDUCT OF BUSINESS PENDING THE MERGER

          Section 5.1 Conduct of Business by CG Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

          (a) CG shall conduct its business only in the ordinary and usual course consistent with past practice, and CG shall use its reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

          (b) CG shall not (i) amend its charter or bylaws, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

          (c) CG shall not (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or Rights to acquire or convertible into any shares of, its capital stock (whether through the issuance, granting, or acceleration of vesting with regard to options, warrants, commitments, subscriptions, rights to purchase or otherwise) except upon the exercise of outstanding employee stock options, to the extent vested pursuant to the original terms of such options as are set forth on Schedule 3.2(b) hereto; (ii) merge or consolidate with another entity; (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice which has heretofore been specified to Parent in writing or otherwise enter into any contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any indebtedness or any other liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (vii) make any loans, advances or capital contributions to, or investments in, any other person (except for payroll advances and other advances to employees for approved expenses consistent with past practice); (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming CG as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) CG shall not (i) adopt, enter into, terminate or amend (except as may be required by Applicable Law) any Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation in the ordinary course of business consistent with past practice, or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Plan;

          (e) CG shall not take any action with respect to, or make any change in, its accounting or tax policies or procedures, except as required by law or to comply with GAAP; and

          (f) CG shall not knowingly take or allow to be taken any action which would reasonably be expected to jeopardize the treatment of Parent's acquisition of CG as a pooling of interests for accounting purposes.

          (g) CG shall be entitled to repay in full to the Stockholder all principal and accrued interest on the two $51,000 (original principal amount) outstanding Stockholder loans, and CG shall also be entitled to terminate its line of credit with Union Bank of California, including the securing of a written release of the Stockholder, his family and his trusts from their guarantee of CG's line of credit, without violating the prohibitions of this Section 5.1.

                              ARTICLE VI

                        ADDITIONAL AGREEMENTS

          Section 6.1 Access and Information. Each of CG and Parent shall (and shall cause its officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its representatives) shall hold in confidence all non-public information so acquired.

           Section 6.2 No Solicitation. Prior to the Effective Time, CG agrees that neither it, any of its Affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing will, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving CG or the acquisition of all or any significant assets or capital stock of CG taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise engage in discussions with any person (other than Parent and its representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. CG agrees that as of the date hereof, it, its Affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Transaction. CG agrees to immediately advise Parent in writing of any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any such information requested from, or any such negotiations or discussions sought to be initiated or continued with, any of its Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than Parent and its representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party, and to update on an ongoing basis or upon Parent's request, the status thereof, as well as any actions taken or other developments pursuant to this Section 6.2.

          Section 6.3 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Parent also agrees (i) to use its reasonable best efforts to prepare and file as soon as practicable after the Effective Time, but in no event later than January 15, 1998, the registration statement contemplated by the Registration Rights Agreement referred to in
Section 7.3(e), which Registration Statement shall also include the shares of Parent Common Stock issuable to John Stypulkoski pursuant to
Section 2.4 of this Agreement and (ii) as soon as practicable after the Effective Time, but in no event later than February 24, 1998, to publicly report financial results covering the first 30 days of combined operations of CG and Parent after the Merger in accordance with the requirements for ending the restricting on resales of stock acquired in the Merger imposed by the rules for pooling of interests accounting.

          Section 6.4 Expenses. If the Merger is consummated, the success fee and expenses payable to Broadview Associates LLC under that certain Letter Agreement dated November 26, 1996 between CG and Broadview Associates LLC shall be paid by Parent, and all other costs and expenses incurred by Parent or Stockholder in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (and thereby) shall be paid by Parent, provided, however, that with respect to costs and expenses incurred by the Stockholder, Parent shall pay such costs and expenses only up to a maximum of $100,000. If this Agreement is terminated and the Merger is not consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (and thereby) shall be paid by the party incurring such expenses.

          Section 6.5 Public Announcements. Each party agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby (or thereby) without the prior consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that such disclosure can be made without obtaining such prior consent if
(i) the disclosure is required by law and (ii) the party making such disclosure has first used its reasonable best efforts to consult with (but not obtain the consent of) the other parties about the form and substance of such disclosure. Notwithstanding the foregoing, neither party shall issue any press release or otherwise make any public statement (not including an SEC filing) with respect to this Agreement or the transactions contemplated hereby unless and until Parent shall have satisfactorily completed the additional due diligence contemplated by Section 8.1 (e).

          Section 6.6 Supplemental Disclosure. CG shall give prompt notice to Parent, and Parent shall give prompt notice to CG, of (i) the occurrence, or non-occurrence, of any event of which they gain knowledge, the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of CG or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

          Section 6.7 Tax-Free Reorganization. Unless CG shall otherwise first agree in writing, or as otherwise contemplated by this Agreement, neither Parent nor Sub shall knowingly take any action or fail to take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          Section 6.8 Year 2000 Methodology. Parent agrees that, from and after the Effective Time, it will not use or employ in the conduct of its business the Year 2000 methodology developed by CG (the "2000 Methodology"), which methodology is contained in a written report delivered to Parent prior to Closing, provided, however, if, at any time following the Effective Time Parent shall use or employ the 2000 Methodology in the conduct of its business, the Stockholder shall thereafter be released from its obligation to indemnify Parent or any other Parent Claimant (as such term is defined in Section 9.2 hereof) for any Losses (as such term is defined in Section 9.2 hereof) suffered by Parent or such other Parent Claimant as a direct result of such use of the 2000 Methodology. Notwithstanding the foregoing, the Stockholder shall not be released from its obligation to indemnify Parent and each Parent Claimant for Losses sustained as a result of Parent's possession, ownership or control of the 2000 Methodology.

                             ARTICLE VII

               CONDITIONS TO CONSUMMATION OF THE MERGER

          Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          Section 7.2 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

          (a) Representations and Warranties. The representations and warranties of the Stockholder set forth in this Agreement shall be true and correct in all material respects, as of the date hereof, and, except to the extent such representations and warranties speak as of a specific date, as of the Effective Time as though made at and as of the Effective Time. Parent shall have received a certificate signed by the Stockholder to such effect.

          (b) Performance of Obligations of CG and the Stockholder. Each of CG and the Stockholder shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time in all material respects, and Parent shall have received a certificate signed on behalf of CG by the chief executive officer of CG to such effect.

          (c) Letters of Resignation. Parent and Sub shall have received letters of resignation addressed to CG from the members of CG's board of directors, which resignations shall be effective as of the Effective Time.

          (d) Pooling Letter. Parent shall have received from Grant Thornton, LLP a letter, dated the Closing Date and addressed to Parent, to the effect that, subject to customary qualifications, the Merger qualifies for pooling of interests treatment for financial reporting purposes in accordance with GAAP.

          (e) Counsel Opinion. Parent shall have received from CG's counsel, Guth Rothman & Christopher LLP an opinion in form and substance satisfactory to Parent.

          (f) Escrow Agreement. The Stockholder shall have entered into an escrow agreement in substantially the form annexed hereto as Exhibit A and, pursuant thereto, shall have delivered to the Escrow Agent thereunder, the shares of Parent Common Stock referred to therein.

          Section 7.3 Conditions to Obligation of CG and Stockholder to Effect the Merger. The obligations of CG and the Stockholder to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date hereof, and, except to the extent such representations and warranties speak as of a specific date, as of the Effective Time as though made on and as of the Effective Time. CG shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time in all material respects, and CG shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

          (c) Counsel Opinion. CG and the Stockholder shall have received from Parent's counsel, Proskauer Rose LLP, an opinion in form and substance satisfactory to CG and the Stockholder.

          (d) Escrow Agreement. Parent and a mutually acceptable escrow agent shall have entered into an escrow agreement in substantially the form annexed hereto as Exhibit A.

          (e) Registration Rights Agreement; NASD Notification. Parent shall have entered into a registration rights agreement in substantially the form annexed hereto as Exhibit B, and filed with the NASD a notification form for the additional listing of the shares of Parent Common Stock to be issued hereunder.

                             ARTICLE VIII

                             TERMINATION

          Section 8.1 Termination . This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Parent or CG:

          (a)     by mutual consent of Parent and CG;

          (b) by either Parent or CG, if (i) the Merger shall not have been consummated before December 22, 1997 (unless, in the case of any such termination pursuant to this Section 8.1(b), the failure to so consummate the Merger by such date shall have been caused by the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement); or (ii) the average of the per share closing prices for Parent Common Stock on NASDAQ for ten consecutive trading days prior to the Effective Time shall be more than $46.00 or less than $27.00.

          (c) by Parent, if (i) there has been a breach of any representations or warranties of CG or (ii) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of CG, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to CG;

          (d) by CG, if (i) there has been a breach of any representations or warranties of Parent or (ii) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such
breach is given by CG to Parent;                     (e)     by Parent
at any time prior to December 15,1997 if, in Parent's reasonable judgement and sole and exclusive discretion, based on the results of its due diligence interviews of CG's customers and key employees, the Merger is not in accord with Parent's best interests by virtue of the discovery of such facts concerning CG's relationships with its customers and key employees; and

          (f) by Parent at any time prior to December 19, 1997, if Parent shall not have secured Employment Agreements in the form attached as Exhibit C hereto, executed by those key employees of CG listed on Schedule 3.17 that Parent, in its sole discretion, deems necessary.

           Section 8.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VIII, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except that nothing herein shall relieve any party from liability for any breach of this Agreement.

                              ARTICLE IX

                           INDEMNIFICATION

          Section 9.1 Survival of Representations and Warranties . All representations and warranties contained in Articles III and IV of this Agreement shall survive the Closing until the first (1st) anniversary of the Closing Date, and, no party may seek indemnity under this Article IX or any other recovery or remedy for any Loss under this Agreement at any time after such anniversary.

          Section 9.2 Indemnification by Stockholder. From and after the Closing, the Stockholder shall indemnify and save Parent, Sub and their respective Affiliates, directors, officers, employees, agents and representatives and all of their successors and assigns (collectively "Parent Claimants" and individually "Parent Claimant") harmless from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including any reasonable attorneys' fees), net of any tax benefits or insurance proceeds, (collectively, "Losses") asserted against, imposed upon or incurred by the Parent Claimants resulting from or arising out of (a) any breach of any representation or warranty of the Stockholder contained herein; or (b) any breach of any covenant or obligation of the Stockholder or CG contained herein; provided, however, that (i) the Stockholder shall be liable only if the Merger is consummated, and
(ii) the Stockholder shall be required to indemnify Parent Claimants only after and to the extent the aggregate amount of the Losses exceeds $250,000 and (iii) the Stockholder shall be required to indemnify Parent Claimants only up to a maximum aggregate amount of $4,250,000 but such limitation on the maximum amount of indemnification shall not apply to Losses resulting from breaches of representations or warranties contained herein which constitute active and fraudulent misrepresentations by Stockholder.

          Section 9.3 Indemnification by Parent. From and after the Closing, the Parent shall indemnify and save Stockholder ("Stockholder Claimant") harmless from and against any and all Losses resulting from or arising out of (a) any breach of any representation or warranty of the Parent or Sub contained herein; or (b) any breach of any covenant or obligation of the Parent or Sub contained herein.

          Section 9.4 Indemnification Procedures. If any claim is asserted or any action or proceeding is brought in respect of which indemnity may be sought, the party seeking indemnity hereunder (the "Indemnified Party") will promptly notify the party from whom indemnification is being sought (the "Indemnifying Party") in writing of such asserted claim or the institution of such action or proceeding; provided, however, that the Indemnified Party's failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it might otherwise have on account of this indemnity, except to the extent that the Indemnifying Party has been materially prejudiced by such failure to notify. The Indemnifying Party shall have the right, but not the obligation, to assume full responsibility for the defense of any Third-Party Claim which, if successful, would result in an obligation of indemnity under this Agreement. If the Indemnifying Party assumes such defense, the Indemnifying Party may contest or settle any such claim on such terms as the Indemnifying Party may choose, provided that the Indemnifying Party will not have the right, without the Indemnified Party's prior written consent, to settle any such claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding,
(ii) contains a stipulation to, confession of judgement with respect to, or admission or acknowledgment of, any liability or wrongdoing on the part of the Indemnified Party, (iii) provides for injunctive relief, or other relief or finding other than money damages, which is binding on the Indemnified Party, or (iv) does not contain an unconditional release of the Indemnified Party. Such defense will be conducted by reputable attorneys retained by the Indemnifying Party at the Indemnifying Party's cost and expense, but the Indemnified Party will have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing. The Indemnified Party will be responsible for the costs of such separate representation unless the Indemnified Party has been advised in writing by outside legal counsel that the interests of the Indemnified Party and the Indemnifying Party in the action conflict in such a manner and to such an extent as to require, under applicable standards of professional responsibility, the retention of separate counsel for the Indemnified Party, in which case the Indemnifying Party will pay for one (but not more than one) separate counsel chosen by the Indemnified Party.

          Section 9.5 Failure to Assume Defense. In the event that the Indemnifying Party, by the 30th day after receipt of notice of any asserted claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), fails to assume the defense of such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party. The result of any such defense, compromise or settlement executed by the Indemnified Party in good faith shall be binding upon the Indemnifying Party with respect to its obligations of indemnity under this Article IX.

          Section 9.6 Cooperation. The Indemnifying Party and the Indemnified Party shall cooperate in determining the validity of any Third-Party Claim for any Loss for which a claim of indemnification may be made hereunder. Each party shall also use all reasonable efforts to minimize all Losses.

          Section 9.7 Escrow of Shares of Parent Common Stock. Upon receipt of Shares of Parent Common Stock pursuant to Article II of this Agreement, the Stockholder shall deliver to the Escrow Agent, pursuant to the Escrow Agreement, a number of shares of Parent Common Stock equal to 10% of the total number of shares of Parent Common Stock issuable pursuant to the Merger. The shares of Parent Common Stock together with any earnings on or accretions thereto shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. Except for shares of Parent Common Stock declared as dividends or distributions on the escrowed shares in connection with a stock split or other reorganization of Parent, all earnings on or accretions to the shares of Parent Common Stock held by the Escrow Agent pursuant to the terms of the Escrow Agreement shall be for the benefit of the Stockholder. The Escrow Agreement shall provide the Stockholder with the power to direct the sale of escrowed shares (but not the distribution or release of the net monetary proceeds therefrom), to invest the net proceeds from such sales in U.S. government securities or investment grade debt securities and to receive monthly payments of the interest from such investments. All interest or other income to such investments shall be for the benefit of the Stockholder. Any Parent Claimant shall be entitled to delivery from the Escrow Agent of such number of shares of Parent Common Stock as shall have a value equal to the amount due such Parent Claimant pursuant to this Article IX (or an equivalent amount in cash), and the Stockholder shall give the Escrow Agent all such notices as shall be necessary to obtain such delivery from the Escrow Agent. For purposes of this Section 9.7, the value of shares of Parent Common Stock shall be equal to the average of the per share trading prices for Parent Common Stock on NASDAQ for the ten consecutive trading days prior to the Parent Claimant's demand for the notice for the Stockholder provided for in the preceding sentence. Subject to any Parent Claimant demand hereunder that may be pending at such time, the Stockholder shall be entitled to delivery from the Escrow Agent of one-half the escrow fund (after giving effect to the delivery, if any, of shares of Parent Common Stock and earnings on and accretions thereto pursuant to the preceding sentence) upon the issuance of an audit report with respect to the consolidated financial statements of Parent for the fiscal year ending December 31, 1997, and the balance of such escrow fund upon the first anniversary of the Effective Time.

                              ARTICLE X

                        RESTRICTIVE COVENANTS

          Section 10.1 Non-Competition. If the Merger is consummated, neither the Stockholder nor any of his Affiliates shall, for a period of three (3) years after the Effective Date, directly or indirectly, engage, anywhere in the United States, in (i) the sale or offering or promoting for sale of any product, process, good or service which is the same as, is functionally similar to, or competes with, any product, process, good or service which CG has sold or offered or promoted for sale within the three years preceding the Effective Date.

          Section 10.2 Non-Solicitation of Employees of Parent. If the Merger is consummated, neither the Stockholder nor any of its Affiliates shall directly or indirectly, for himself or itself or on behalf of any other individual or entity, hire any employee of Parent or any of its Subsidiaries, including, without limitation, any employees of CG, or induce nor attempt to induce any such employee to leave his or her employment with Parent or any of its Subsidiaries, at any time within three (3) years from the Effective Date. If the Merger is not consummated, neither the Stockholder nor any of its Affiliates shall directly or indirectly, for himself or itself or on behalf of any other individual or entity, hire any employee of Parent or any of its Subsidiaries to whom Stockholder was introduced by Parent during the negotiation of this Agreement or subsequent to its signing, or induce nor attempt to induce any such employee to leave his or her employment with Parent or any of its Subsidiaries, at any time within one (1) year from the date of written notice of termination of this Agreement.

          Section 10.3 Non-Solicitation or Interference with Customers and Suppliers of Parent. If the Merger is consummated, neither the Stockholder nor any of his Affiliates shall, directly or indirectly, for himself or itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of Parent's or any of its Subsidiaries, current customers or suppliers or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between Parent or any of its Subsidiaries, and any of their current customers or suppliers at any time within three
(3) years from the Effective Date. If the Merger is not consummated, neither the Stockholder nor any of his Affiliates shall, directly or indirectly, for himself or itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any current customers or suppliers of Parent or any of its Subsidiaries made known in writing to Stockholder by Parent during the negotiation of this Agreement or subsequent to its signing, or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between Parent or any of its Subsidiaries, and any of such customers or suppliers at any time within one (1) year from the date of written notice of termination of this Agreement.

          Section 10.4 Non-Solicitation or Interference with Customers and Suppliers of CG. If the Merger is not consummated, neither Parent, nor any of its Affiliates shall, directly or indirectly, for itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of CG's current customers or suppliers made known in writing to Parent by CG during the negotiation of this Agreement or subsequent to its signing, or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between CG and any of such customers or suppliers at any time within one (1) year from the date of written notice of termination of this Agreement.

          Section 10.5 Non-Solicitation of Employees of CG. If the Merger is not consummated, neither Parent nor any of its Affiliates shall directly or indirectly, for itself or on behalf of any other individual or entity, hire any employee of CG or induce any such employee to leave his or her employment with CG at any time within one year from the date of written notice of termination of this Agreement.

          Section 10.6 Acknowledgments. The Stockholder acknowledges that, in view of the nature of CG's business and the business objectives of Parent in acquiring CG, and the consideration paid in the Merger to the Stockholder therefor, the restrictions contained in this Article X are reasonably necessary to protect the legitimate business interests of Parent and that any violation of such restrictions will result in irreparable injury to Parent and the business Parent has acquired hereunder for which damages will not be an adequate remedy. The Stockholder therefore acknowledges that, if any such restrictions are violated, Parent shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation. Additionally, the parties acknowledge and agree that the purchase price set forth in Article II includes $100,000 as compensation for the covenants of Stockholder contained in this
Article X and agree to report the Merger consistent with such fact in all public documents and government filings.

                              ARTICLE XI

                          GENERAL PROVISIONS

          Section 11.1 Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Sub, CG and Stockholder with respect to any of the terms contained herein.

          Section 11.2 Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and CG and Stockholder, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

          Section 11.3 Investigations. The respective representations and warranties of Parent, CG and Stockholder contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

          Section 11.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier, or sent by facsimile with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or sent by facsimile, or one day after delivery to a courier for next-day delivery.

(a)     If to Parent or Sub, to:

          Computer Horizons Corp.
          49 Old Bloomfield Avenue
          Mountain Lakes, New Jersey 07046
          Fax: (973) 402-6293

          Attention: Dennis M. DiVenuta, General Counsel

with a copy to:

          Proskauer Rose LLP
          1585 Broadway
          New York, New York 10036
          Fax: (212) 969-2900

          Attention: Robert Cantone, Esq.

(b)     if to CG, to:

          CG Computer Services Corporation
          3600 Wilshire Boulevard, Suite 326
          Los Angeles, California 90010
          Fax: (213) 388-9336

          Attention: Alan Grushcow

with a copy to:

          Guth Rothman & Christopher LLP
          10866 Wilshire Blvd., Suite 1250
          Los Angeles, California 90024
          Fax: (310) 470-8354

          Attention: Daniel G. Christopher, Esq.

(c)     if to Stockholder, to:

          Alan R. Grushcow
          341 South Almont Drive
          Beverly Hills, California 90211

          and

          Sabina Ephraim
          16556 County Line Road
          Capron, Illinois 61012

          Section 11.5 Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization. The disclosure of any event or fact on a Schedule does not constitute an admission by the disclosing party that such event or fact is material.

          Section 11.6 Entire Agreement; Assignment. This Agreement (including the Schedules and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof except the Non-Disclosure Agreement dated December 9, 1996 prepared by Broadview Associates LLC and executed by Parent for the benefit of CG. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

          Section 11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the provisions thereof relating to conflicts of law.

          Section 11.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

          Section 11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of Parent, Sub, CG and Stockholder has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                              COMPUTER HORIZONS CORP.

                              By:______________________________
                                   Name:
                                   Title:


                              CG COMPUTER SERVICES CORPORATION

                              By:______________________________
                                   Name:
                                   Title:

                              CHC ACQUISITION CORP.


                              By:______________________________
                                   Name:
                                   Title:


                              ALAN R. GRUSHCOW


                              __________________________________


                              SABINA EPHRAIM


                              __________________________________